Alternative Loan Trust 2006-J1

Final Term Sheet

$781,555,047 (Approximate)

CWALT, Inc.

Depositor

Countrywide Home Loans, Inc.

Sponsor and Seller

Countrywide Home Loans Servicing LP

Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED JANUARY 30, 2006

Mortgage Pass-Through Certificates, Series 2006-J1

Distributions payable monthly, beginning February 27, 2006

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus:

	Initial Class Certificate Balance/Initial Notional Amount(1)		Pass-Through Rate(2)		Initial Class Certificate Balance/Initial Notional Amount(1)		Pass-Through Rate(2)
Class 1-A-1	$50,000,000		Floating	Class 1-A-14	$25,000,000		Floating
Class 1-A-2	$75,000,000	(3)	Floating	Class 1-A-15	$1,325,000		5.50%
Class 1-A-3	$193,835,000		5.50%	Class 1-X	$652,155,172	(3)	Variable
Class 1-A-4	$105,000,000		Floating	Class 2-A-1	$62,259,000		7.00%
Class 1-A-5	$105,000,000	(3)	Floating	Class 2-A-2	$3,070,000		7.00%
Class 1-A-6	$89,922,000		5.50%	Class 2-X	$51,755,977	(3)	Variable
Class 1-A-7	$30,000,000		Floating	Class PO-1	$2,250,933		(4)
Class 1-A-8	$30,000,000	(3)	Floating	Class PO-2	$627,214		(4)
Class 1-A-9	$36,139,000		5.50%	Class A-R	$100		5.50%
Class 1-A-10	$53,557,000		5.50%	Class M	$21,348,200		Variable
Class 1-A-11	$68,711,000		5.50%	Class B-1	$7,116,000		Variable
Class 1-A-12	$3,389,000		5.50%	Class B-2	$4,348,600		Variable
Class 1-A-13	$23,657,000		5.50%

Summary

Issuing Entity

Alternative Loan Trust 2006-J1, a common law trust formed under the laws of the State of New York.

Depositor

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Originators

The Sponsor originated 3.40% and 3.62% of the mortgage loans in loan group 1 and loan group 2, respectively. Additionally, approximately 5.62%, and 49.63% and of the mortgage loans in loan group 1 were originated by First National Bank of Nevada and American Home Mortgage Corp., respectively. Approximately 41.97% and 34.89% of the mortgage loans in loan group 2 were originated by First National Bank of Nevada and American Home Mortgage Corp., respectively.

Master Servicer

Countrywide Home Loans Servicing LP

Trustee

The Bank of New York

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan in loan group 1 conveyed to the issuing entity on the closing date and for any mortgage loan in loan group 2, the later of January 1, 2006 and the date of origination for that mortgage loan (the “initial cut-off date”).

For any mortgage loan in loan group 1 conveyed to the issuing entity after the closing date, the later of the origination date for that mortgage loan and the first day of the month of the conveyance to the issuing entity.

Closing Date

On or about January 30, 2006.

Pre-Funding

If the aggregate stated principal balance as of the initial cut-off date of the group 1 mortgage loans conveyed to the issuing entity on the closing date is less than $721,000,000, an account (the “pre-funding account”) will be established with the trustee on the closing date and funded in an amount equal to the difference (referred to as the “pre-funded amount”).

Pre-Funded Amount:

As of the date of this free writing prospectus, the pre-funded amount to be deposited in the pre-funded account is expected to be approximately $41,552,613.

Funding Period:

If there is a pre-funded amount deposited into the pre-funding account on the closing date, the funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $150,000 and (y) February 28, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount deposited in the pre-funding account on the closing date is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

The Mortgage Loans

The mortgage loans will consist of two loan groups. Each loan group will consist primarily of 30-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties.

The statistical information presented in this free writing prospectus is as of the initial cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the initial cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, the statistical information presented in this free writing prospectus does not reflect all of the mortgage loans that may be included in the issuing entity. Additional mortgage loans may be included during the funding period. Further, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the initial cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the initial cut-off date, the mortgage loans in each of loan group 1 and loan group 2 had the following characteristics:

Loan Group 1

Aggregate Current Principal Balance	$679,447,386
Geographic Concentrations in excess of 10%:
California	37.65%
Weighted Average Original LTV Ratio	69.43%
Weighted Average Mortgage Rate	6.197%
Range of Mortgage Rates	5.000% to 7.125%
Average Current Principal Balance	$272,105
Range of Current Principal Balances	$31,449 to $1,397,337
Weighted Average Remaining Term to Maturity	357 months
Weighted Average FICO Credit Score	721

Loan Group 2

Aggregate Current Principal Balance	$69,647,594
Geographic Concentrations in excess of 10%:
Arizona	12.01%
California	10.79%
Florida	12.97%
Weighted Average Original LTV Ratio	78.18%
Weighted Average Mortgage Rate	7.483%
Range of Mortgage Rates	6.875% to 9.250%
Average Current Principal Balance	$343,092
Range of Current Principal Balances	$35,864 to $2,310,000
Weighted Average Remaining Term to Maturity	357 months
Weighted Average FICO Credit Score	692

Description of the Certificates

The issuing entity will issue 29 classes of certificates, 25 of which are offered by this free writing prospectus and the accompanying prospectus:

Class	Initial Class Certificate Balance / Initial Notional Amount(1)	Type	Initial Rating (S&P) (2)	Initial Rating (Moody’s) (2)
Offered Certificates
Class 1-A-1	$50,000,000	Senior/Floating Pass-Through Rate	AAA	Aaa
Class 1-A-2	$75,000,000	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only	AAA	Aaa
Class 1-A-3	$193,835,000	Senior/Fixed Pass-Through Rate	AAA	Aaa
Class 1-A-4	$105,000,000	Senior/Floating Pass-Through Rate	AAA	Aaa
Class 1-A-5	$105,000,000	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only	AAA	Aaa
Class 1-A-6	$89,922,000	Senior/Fixed Pass-Through Rate	AAA	Aaa
Class 1-A-7	$30,000,000	Senior/Floating Pass-Through Rate	AAA	Aaa
Class 1-A-8	$30,000,000	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only	AAA	Aaa
Class 1-A-9	$36,139,000	Senior/Fixed Pass-Through Rate	AAA	Aaa
Class 1-A-10	$53,557,000	Senior/Fixed Pass-Through Rate	AAA	Aaa
Class 1-A-11	$68,711,000	Senior/NAS/Super Senior/Fixed Pass-Through Rate	AAA	Aaa
Class 1-A-12	$3,389,000	Senior/NAS/Support/Fixed Pass-Through Rate	AAA	N/R
Class 1-A-13	$23,657,000	Senior/Fixed Pass-Through Rate	AAA	Aaa
Class 1-A-14	$25,000,000	Senior/Floating Pass-Through Rate/Super Senior	AAA	Aaa

Class	Initial Class Certificate Balance / Initial Notional Amount(1)	Type	Initial Rating (S&P) (2)	Initial Rating (Moody’s) (2)
Class 1-A-15	$1,325,000	Senior/ Fixed Pass-Through Rate/Support	AAA	N/R
Class 1-X	$652,155,172	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate	AAA	Aaa
Class 2-A-1	$62,259,000	Senior/Super Senior	AAA	Aaa
Class 2-A-2	$3,070,000	Senior/Senior Support	AAA	N/R
Class 2-X	$51,755,977	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate	AAA	Aaa
Class PO-1	$2,250,933	Senior/Principal Only	AAA	Aaa
Class PO-2	$627,214	Senior/Principal Only	AAA	Aaa
Class A-R	$100	Senior/Residual	AAA	Aaa
Class M	$21,348,200	Subordinate/Variable Pass-Through Rate	AA	N/R
Class B-1	$7,116,000	Subordinate/Variable Pass-Through Rate	A	N/R
Class B-2	$4,348,600	Subordinate/Variable Pass-Through Rate	BBB	Baa3

Non-Offered Certificates(3)
Class B-3	$3,953,300	Subordinate/Variable Pass-Through Rate
Class B-4	$3,162,600	Subordinate/Variable Pass-Through Rate
Class B-5	$1,976,646	Subordinate/Variable Pass-Through Rate
Class P	$100	Prepayment Charges

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.
(2)	The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”). “N/R” indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.
(3)	The Class B-3, Class B-4, Class B-5 and Class P Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4, Class B-5 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

Class	Pass-Through Rate (1)	Accrual Period	Interest Accrual Convention
Offered Certificates
Class 1-A-1	LIBOR + 0.40%	25th to 24th (2)	30/360(4)
Class 1-A-2	5.10% - LIBOR	25th to 24th (2)	30/360(4)
Class 1-A-3	5.50%	calendar month (3)	30/360(4)
Class 1-A-4	LIBOR + 0.50%	25th to 24th (2)	30/360(4)
Class 1-A-5	5.00% - LIBOR	25th to 24th (2)	30/360(4)
Class 1-A-6	5.50%	calendar month (3)	30/360(4)
Class 1-A-7	LIBOR + 0.70%	25th to 24th (2)	30/360(4)
Class 1-A-8	4.80% - LIBOR	25th to 24th (2)	30/360(4)
Class 1-A-9	5.50%	calendar month (3)	30/360(4)
Class 1-A-10	5.50%	calendar month (3)	30/360(4)
Class 1-A-11	5.50%	calendar month (3)	30/360(4)
Class 1-A-12	5.50%	calendar month (3)	30/360(4)
Class 1-A-13	5.50%	calendar month (3)	30/360(4)
Class 1-A-14	LIBOR + 0.40%	25th to 24th (2)	30/360(4)
Class 1-A-15	5.50%	calendar month (3)	30/360(4)
Class 2-A-1	7.00%	calendar month (3)	30/360(4)
Class 2-A-2	7.00%	calendar month (3)	30/360(4)
Class 1-X	(5)	calendar month (3)	30/360(4)
Class 2-X	(6)	calendar month (3)	30/360(4)
Class A-R	5.50%	calendar month (3)	30/360(4)
Class PO-1	(7)	N/A	N/A
Class PO-2	(7)	N/A	N/A
Class M	(8)	calendar month (3)	30/360(4)
Class B-1	(8)	calendar month (3)	30/360(4)
Class B-2	(8)	calendar month (3)	30/360(4)

Non-Offered Certificates
Class B-3	(8)	calendar month (3)	30/360(4)
Class B-4	(8)	calendar month (3)	30/360(4)
Class B-5	(8)	calendar month (3)	30/360(4)
Class P	N/A	N/A	N/A

(1)	The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under “Description of the Certificates – Determination of LIBOR.”
(2)	The accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.
(3)	The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.
(4)	Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.
(5)

The pass-through rate for the Class 1-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 1, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 5.50%.

(6)	The pass-through rate for the Class 2-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 2, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 7.00%.
(7)	The Class PO-1 and Class PO-2 Certificates are principal only certificates and are not entitled to any distributions of interest.
(8)	The pass-through rate for each class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

•	5.50% multiplied by the excess of the loan group 1 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 1 senior certificates immediately prior to that distribution date, and

•	7.00% multiplied by the excess of the loan group 2 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 2 senior certificates immediately prior to that distribution date, divided by the aggregate of the class certificate balances of the subordinated certificates immediately prior to that Distribution Date.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates
Group 1 Senior Certificates	Class 1-A-1, Class 1-A-2, Class
1-A-3, Class 1-A-4, Class 1-A-5,
Class 1-A-6, Class 1-A-7,
Class 1-A-8, Class 1-A-9, Class
1-A-10, Class 1-A-11, Class 1-A-12,
Class 1-A-13, Class 1-A-14,
Class 1-A-15, Class 1-X,
Class PO-1 and Class A-R
Certificates

Group 2 Senior Certificates	Class 2-A-1, Class 2-A-2, Class 2-X and Class PO-2 Certificates

Senior Certificate Group	Each of the Group 1 Senior Certificates and Group 2 Senior Certificates

Senior Certificates	Group 1 Senior Certificates and Group 2 Senior Certificates

Subordinated Certificates	Class M and Class B Certificates

LIBOR Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-4, Class 1-A-5, Class 1-A-7, Class 1-A-8 and Class 1-A-14 Certificates

Class X Certificates	Class 1-X and Class 2-X Certificates

Class PO Certificates	Class PO-1 and Class PO-2 Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Notional Amount Certificates	Class 1-A-2, Class 1-A-5, Class 1-A-8, Class 1-X and Class 2-X Certificates

Offered Certificates	Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

Record Date

The last business day of the month preceding the month of that distribution date.

Denominations

Offered Certificates other than the Class 1-A-10 and Class A-R Certificates:

$25,000 and multiples of $1,000.

Class 1-A-10 Certificates:

$1,000 and multiples of $1,000.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on February 27, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for the certificates is the distribution date in February 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table under “Description of the Certificates” above.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive:

•	interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

•	any interest remaining unpaid from prior distribution dates; less

•	any net interest shortfalls allocated to that class for that distribution date.

The Class PO Certificates do not bear interest.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each class of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

•	prepayments on the mortgage loans (to the extent not offset by compensating interest); and

•	reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates, based on their respective entitlements (or, in the case of the subordinated certificates, based on interest accrued on each subordinated class’ share of the assumed balance, as described more fully under “Description of the Certificates — Interest”), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related certificates in the order described in this free writing prospectus, interest will be distributed on each class of related certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

Corridor Contracts

Countrywide Home Loans, Inc. has purchased three interest rate corridor contracts, each of which will be assigned to The Bank of New York, in its capacity as corridor contract administrator:

•	the Class 1-A-1 and Class 1-A-14 corridor contract,

•	the Class 1-A-4 corridor contract and

•	the Class 1-A-7 corridor contract.

The corridor contract administrator will distribute certain payments received under each interest rate corridor contract to the trustee on behalf of a separate supplemental trust fund created under the pooling and servicing agreement. On or prior to the applicable corridor contract termination date, amounts distributed to the supplemental trust in respect of a corridor contract will be available as described in this free writing prospectus to make payments of the yield supplement amounts to the related class of certificates if LIBOR (as calculated for the interest accrual period related to that distribution date) plus the applicable margin exceeds 5.50%, with a ceiling of 9.50%.

Principal Payments

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

All payments and other amounts in respect of principal of the mortgage loans in a loan group will be allocated between the related Class PO Certificates, on the one hand, and the related senior certificates (other than the notional amount certificates and the related Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in loan group 1 with a net mortgage rate less than 5.50% will be equal to the net mortgage rate divided by 5.50% and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in loan group 1 with a net mortgage rate equal to or greater than 5.50%, the non-PO percentage will be 100% and the PO percentage will be 0%. The non-PO percentage with respect to any mortgage loan in loan group 2 with a net mortgage rate less than 7.00% will be equal to the net mortgage rate divided by 7.00% and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in loan group 2 with a net mortgage rate equal to or greater than 7.00%, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of amounts in respect of principal will be allocated to the related senior certificates (other than the notional amount certificates and the related Class PO Certificates) as set forth below, and any remainder of that non-PO amount is allocated to the subordinated certificates:

•	in the case of scheduled principal collections, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the non-PO percentage of the principal balance of the mortgage loans in the related loan group; and

•	in the case of principal prepayments, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under “—Amounts Available for Distributions on the Certificates.”

The Class X Certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following (after the fees and expenses described under the next heading are subtracted):

•	all scheduled installments of interest (net of the related expense fees) and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

•	all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•	net proceeds from the liquidation of defaulted mortgage loans in that loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	subsequent recoveries with respect to mortgage loans in that loan group;

•	partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the master servicer and the compensating interest; and

•	any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

•	the master servicing fee and additional servicing compensation (as described in this free writing prospectus under “Description of the Certificates —Priority of Distributions Among Certificates”) due to the master servicer;

•	the trustee fee due to the trustee;

•	lender-paid mortgage insurance premiums, if any;

•	the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

•	all prepayment charges (which are distributable only to the Class P Certificates); and

•	all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in loan group 1 and loan group 2 will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the master servicer fee rate. The master servicer fee rate for each mortgage loan will be either 0.200% or 0.250% per annum. As of the initial cut-off date, the weighted average master servicing fee rate for the loans in loan group 1 and loan group 2 will be 0.226% and 0.212% per annum, respectively. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

•	to interest on each interest-bearing class of senior certificates related to each loan group, pro rata, based on their respective interest distribution amounts;

•	to principal of the classes of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

•	to any deferred amounts payable on the Class PO Certificates related to each loan group, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

•	to interest on and then principal of each class of subordinated certificates, in the order of their seniority, beginning with the
Class M Certificates, in each case subject to the limitations set forth below; and

•	from any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount for each loan group will be distributed as described above under
“—Priority

of Distributions Among Certificates” first as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Certificates) as specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

Senior Certificates (other than the notional amount certificates and Class PO Certificates):

On each distribution date, the non-PO formula principal amount related to each loan group, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates, in the following order of priority:

Distributions with Respect to Loan Group 1

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

(2) concurrently, to the Class 1-A-11 and Class 1-A-12 Certificates, pro rata, the priority amount (which is zero for the first five years and will increase as described under “Description of the Certificates—Principal” in this free writing prospectus), until their respective class certificate balances are reduced to zero;

(3) concurrently,

(A) 88.6778374025%, in the following order of priority:

i) concurrently,

a) 60.1173632552%, in the following order of priority:

1. up to $1,000 on each distribution date, concurrently, to the Class 1-A-1, Class 1-A-14 and Class 1-A-15 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

2. up to $1,450,000 on each distribution date, sequentially, to the Class 1-A-3 and Class 1-A-13 Certificates, in that order, until their respective class certificate balances are reduced to zero;

3. concurrently to the Class 1-A-1, Class 1-A-14 and Class 1-A-15 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

4. sequentially, to the Class 1-A-3 and Class 1-A-13 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

b) 39.8826367448%, sequentially, in the following order of priority:

1. up to $1,000 on each distribution date, to the Class 1-A-4 Certificates, until its Class Certificate Balance is reduced to zero;

2. up to $1,480,000 on each distribution date, to the Class 1-A-6 Certificates, until its Class Certificate Balance is reduced to zero; and

3. sequentially, to the Class 1-A-4 and Class 1-A-6 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

ii) to the Class 1-A-10 Certificates, until its class certificate balance is reduced to zero; and

(B) 11.3221625975%, sequentially, in the following order of priority:

i) up to $1,000 on each distribution date, to the Class 1-A-7 Certificates, until its Class Certificate Balance is reduced to zero;

ii) up to $573,000 on each distribution date, to the Class 1-A-9 Certificates, until its Class Certificate Balance is reduced to zero; and

iii) sequentially, to the Class 1-A-7, Class 1-A-9 and Class 1-A-10 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

(4) concurrently, to the Class 1-A-11 and Class 1-A-12 Certificates, pro rata, without regard to the priority amount, until their respective class certificate balances are reduced to zero.

Distributions with Respect to Loan Group 2

•	concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to each class of Class PO Certificates in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

•	available funds for the related loan group remaining after distribution of interest on the senior certificates in the same certificate group; and

•	a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date and with respect to all loan groups, to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for each loan group, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as “restricted classes”), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full from any loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

•	the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related class of Class PO Certificates; provided, however, that on or before the related senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on that class of Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

•	the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group will be allocated in the following order of priority:

•	first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero: and

•	second, concurrently to the senior certificates (other than the notional amount certificates and the related Class PO Certificates) related to that loan group, pro rata, based upon their respective class certificate balances,

•	except that (i) the non-PO percentage of any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-11 and Class 1-A-14 Certificates will instead be allocated to the Class 1-A-12 and Class 1-A-15 Certificates, respectively, until their respective Class Certificate Balances are reduced to zero and (ii) the non-PO percentage of any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2 Certificates, until its Class Certificate Balance is reduced to zero.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest payment priority, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under “— Allocation of Realized Losses.” Further, the class certificate balance of the class of subordinated certificates will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under “— Allocation of Losses.”

Additionally, as described above under “— Principal Payments,” unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates’ pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group, other than the related Class PO Certificates, after giving effect to distributions to be made on that distribution date, is greater than the non-PO pool balance for that loan group (any such group, an “undercollateralized group”), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, other than the related Class PO Certificates, until the aggregate class certificate balance of the senior certificates, other than the related Class PO Certificates, of the undercollateralized group equals the non-PO pool balance for that loan group (such distribution, an “undercollateralization distribution”). If the senior certificates, other than the related Class PO Certificates, of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan group remaining after all required amounts for that distribution date have been distributed to the senior certificates, other than the related Class PO Certificates, of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

All distributions described in this “Cross-Collateralization” section will be made in accordance with the priorities set forth below under “Distributions on the Certificates — Principal — Senior Principal Distribution Amount” and “— Subordinated Principal Distribution Amount.”

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of (x) the aggregate stated principal balance of the mortgage loans as of the initial cut-off date and (y) any pre-funded amounts.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of pre-funding amounts) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class 1-A-1, Class 1-A-4, Class 1-A-7 and Class 1-A-14 Certificates will also represent the right to receive yield supplement amounts from a supplemental interest trust. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class 1-A-1, Class 1-A-4, Class 1-A-7 and Class 1-A-14 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the related corridor contracts, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions.

A fiduciary of such plans or arrangements must determine that the purchase of a Certificate is consistent with its fiduciary duties and does not result in a nonexempt prohibited transaction under applicable law.

Legal Investment

The senior certificates and the Class M Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Loan Group 1

Mortgage Rates(1)

Range of Mortgage Rates (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
4.501 - 5.000	3	$658,404	0.10%	219,468	5.000	350	758	61.4
5.001 - 5.500	93	34,229,025	5.04	368,054	5.433	353	737	67.1
5.501 - 6.000	762	226,856,231	33.39	297,712	5.876	357	728	66.7
6.001 - 6.500	1,134	302,233,890	44.48	266,520	6.306	357	718	70.3
6.501 - 7.000	472	110,219,460	16.22	233,516	6.757	357	712	73.2
7.001 - 7.500	33	5,250,376	0.77	159,102	7.119	357	689	76.4

Total	2,497	$679,447,386	100.00%

(1)	The lender acquired mortgage insurance Initial Mortgage Loans in loan group 1 are shown in the preceding table at the mortgage rates inclusive of the interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 1 (net of such premiums) was approximately 6.197% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 1 was approximately 6.197% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50,000.00	11	$484,909	0.07%	44,083	6.664	357	683	51.6
50,000.01 -100,000.00	225	18,255,426	2.69	81,135	6.341	357	725	68.0
100,000.01 - 150,000.00	477	60,280,412	8.87	126,374	6.318	357	720	68.6
150,000.01 - 200,000.00	398	69,667,844	10.25	175,045	6.295	357	716	69.6
200,000.01 - 250,000.00	309	69,420,630	10.22	224,662	6.263	357	717	69.3
250,000.01 - 300,000.00	231	63,499,295	9.35	274,889	6.247	358	721	69.8
300,000.01 - 350,000.00	179	58,030,891	8.54	324,195	6.193	358	716	69.4
350,000.01 - 400,000.00	178	66,512,342	9.79	373,665	6.238	357	717	70.5
400,000.01 - 450,000.00	124	52,913,837	7.79	426,724	6.077	357	717	71.8
450,000.01 - 500,000.00	120	57,344,291	8.44	477,869	6.085	356	723	70.5
500,000.01 - 550,000.00	70	36,875,743	5.43	526,796	6.056	355	721	71.1
550,000.01 - 600,000.00	51	29,410,877	4.33	576,684	6.079	356	716	69.4
600,000.01 - 650,000.00	49	30,845,179	4.54	629,493	6.154	357	737	70.7
650,000.01 - 700,000.00	9	6,171,852	0.91	685,761	6.098	358	744	69.6
700,000.01 - 750,000.00	9	6,460,257	0.95	717,806	6.027	356	695	71.3
750,000.01 - 1,000,000.00	47	41,387,965	6.09	880,595	6.104	357	734	63.8
1,000,000.01 - 1,500,000.00	10	11,885,637	1.75	1,188,564	6.277	358	748	62.9

Total	2,497	$679,447,386	100.00%

(1)	As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 1 was approximately $272,105.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
500 and below	1	$219,075	0.03%	219,075	5.750	356	499	66.7
541 - 560	2	348,218	0.05	174,109	5.854	352	552	61.6
581 - 600	1	49,829	0.01	49,829	6.840	356	594	42.0
601 - 620	9	2,312,313	0.34	256,924	6.314	354	613	73.3
621 - 640	77	21,236,459	3.13	275,798	6.246	357	632	74.7
641 - 660	120	35,700,518	5.25	297,504	6.199	355	652	72.8
661 - 680	320	83,100,824	12.23	259,690	6.328	357	670	70.7
681 - 700	388	102,694,496	15.11	264,677	6.210	358	690	69.7
701 - 720	363	89,569,793	13.18	246,749	6.236	357	710	69.9
721 - 740	356	102,651,080	15.11	288,346	6.207	357	731	70.5
741 - 760	313	84,026,675	12.37	268,456	6.161	357	750	67.9
761 - 780	287	80,700,773	11.88	281,187	6.122	357	771	69.4
781 - 800	191	56,340,057	8.29	294,974	6.109	356	790	64.6
801 - 820	68	20,373,091	3.00	299,604	6.006	354	807	64.1
Unknown	1	124,183	0.02	124,183	7.000	355	N/A	80.0

Total	2,497	$679,447,386	100.00%

(1)	As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 1 was approximately 721.

Documentation Program for Initial Mortgage Loans

Type of Program	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	976	$273,595,260	40.27%	280,323	6.184	357	726	69.0
Full/Alternative	623	183,863,199	27.06	295,126	6.096	356	706	72.1
No Income/No Asset	402	92,479,536	13.61	230,049	6.303	358	728	63.9
No Ratio	337	78,833,820	11.60	233,928	6.276	357	724	69.9
Stated Income/Stated Asset	125	33,716,077	4.96	269,729	6.367	357	717	71.7
Preferred	28	14,219,331	2.09	507,833	6.213	358	759	69.2
FULL-DU(1)	6	2,740,163	0.40	456,694	6.169	357	711	76.9

Total	2,497	$679,447,386	100.00%

(1)	Fannie Mae Desktop Underwriter is an automated underwriting system (AUS).

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and below	230	$57,482,673	8.46%	249,925	6.053	357	739	41.9
50.01 - 55.00	73	24,706,180	3.64	338,441	6.050	357	728	53.0
55.01 - 60.00	137	39,932,772	5.88	291,480	6.153	357	730	58.0
60.01 - 65.00	144	50,657,822	7.46	351,790	6.088	357	724	63.3
65.01 - 70.00	873	210,406,666	30.97	241,016	6.229	357	722	69.4
70.01 - 75.00	201	62,670,561	9.22	311,794	6.176	357	716	73.6
75.01 - 80.00	766	216,733,976	31.90	282,943	6.244	357	713	79.4
80.01 - 85.00	16	4,615,609	0.68	288,476	6.224	333	739	84.0
85.01 - 90.00	34	7,298,607	1.07	214,665	6.553	357	714	89.8
90.01 - 95.00	17	3,180,942	0.47	187,114	6.430	357	724	94.8
95.01 - 100.00	6	1,761,578	0.26	293,596	6.320	354	701	98.8

Total	2,497	$679,447,386	100.00%

(1)	As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 1 was approximately 69.43%.
(2)	Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 1 that may exist at the time of origination.

Geographic Distribution of Mortgaged Properties(1)

State	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	5	$1,954,657	0.29%	390,931	5.826	354	683	76.6
Arkansas	5	716,050	0.11	143,210	6.268	358	740	79.6
Arizona	99	24,546,300	3.61	247,942	6.305	357	711	71.8
California	651	255,818,100	37.65	392,962	6.078	357	723	66.9
Colorado	85	20,833,872	3.07	245,104	6.088	357	729	73.5
Connecticut	40	11,645,036	1.71	291,126	6.237	358	717	63.5
District of Columbia	4	1,965,650	0.29	491,413	6.295	358	747	71.9
Delaware	10	3,321,900	0.49	332,190	6.349	358	701	65.6
Florida	231	53,278,611	7.84	230,643	6.356	357	727	71.2
Georgia	71	11,782,501	1.73	165,951	6.307	357	727	73.8
Hawaii	8	3,244,754	0.48	405,594	6.161	356	716	74.0
Iowa	6	676,676	0.10	112,779	6.411	358	724	71.8
Idaho	29	3,804,321	0.56	131,183	6.171	357	729	68.4
Illinois	131	26,898,930	3.96	205,335	6.406	357	721	71.0
Indiana	8	662,121	0.10	82,765	6.508	358	724	72.5
Kansas	12	1,613,460	0.24	134,455	6.456	358	721	63.4
Kentucky	2	459,119	0.07	229,560	6.826	357	687	69.0
Louisiana	6	684,776	0.10	114,129	6.173	357	706	78.7
Massachusetts	51	15,461,003	2.28	303,157	6.298	358	723	68.6
Maryland	101	26,100,358	3.84	258,419	6.218	357	706	71.5
Maine	16	3,293,466	0.48	205,842	6.443	358	746	70.5
Michigan	20	3,227,130	0.47	161,357	6.551	357	733	73.4
Minnesota	11	2,046,826	0.30	186,075	6.238	356	701	74.7
Missouri	23	3,296,487	0.49	143,326	6.637	357	718	75.9
Mississippi	1	107,444	0.02	107,444	5.875	355	629	80.0
Montana	4	636,858	0.09	159,215	6.536	357	709	82.1
North Carolina	78	15,017,851	2.21	192,537	6.192	357	725	69.1
New Hampshire	14	3,293,935	0.48	235,281	6.451	358	699	77.6
New Jersey	64	16,605,284	2.44	259,458	6.223	358	727	69.5
New Mexico	7	1,442,279	0.21	206,040	6.323	357	709	67.6
Nevada	40	10,730,844	1.58	268,271	6.124	357	717	77.4
New York	119	40,809,932	6.01	342,941	6.270	357	717	66.9
Ohio	52	11,259,539	1.66	216,530	5.992	346	732	75.5
Oklahoma	5	613,001	0.09	122,600	6.837	357	688	76.6
Oregon	85	15,690,774	2.31	184,597	6.219	357	723	70.9
Pennsylvania	40	6,495,104	0.96	162,378	6.181	355	710	75.9

State	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Rhode Island	29	7,154,292	1.05	246,700	6.349	358	717	61.5
South Carolina	28	6,547,067	0.96	233,824	6.271	358	727	69.8
South Dakota	1	94,500	0.01	94,500	6.500	358	736	70.0
Tennessee	27	4,167,953	0.61	154,369	6.090	358	713	68.9
Texas	68	9,693,868	1.43	142,557	6.340	357	709	72.5
Utah	37	6,972,842	1.03	188,455	6.154	355	709	69.4
Virginia	83	24,939,868	3.67	300,480	6.269	357	714	71.9
Vermont	4	1,113,717	0.16	278,429	6.502	357	731	70.7
Washington	73	16,681,623	2.46	228,515	6.264	358	717	73.6
Wisconsin	11	1,791,723	0.26	162,884	6.270	357	708	75.2
Wyoming	2	254,981	0.04	127,491	6.447	358	699	70.0

Total	2,497	$679,447,386	100.00%

(1)	As of the initial cut-off date, no more than approximately 0.46% of the Initial Mortgage Loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

Purpose of Initial Mortgage Loans

Loan Purpose	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Refinance (cash-out)	1,012	$300,350,148	44.21%	296,789	6.175	357	715	66.3
Purchase	1,184	293,994,541	43.27	248,306	6.261	357	727	73.4
Refinance (rate/term)	301	85,102,697	12.53	282,733	6.054	357	721	67.0

Total	2,497	$679,447,386	100.00%

Types of Mortgaged Properties

Property Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	1,656	$451,125,235	66.40%	272,419	6.189	357	720	69.0
Planned Unit Development	444	129,723,876	19.09	292,171	6.200	357	717	72.1
2-4 Family Residence	205	55,256,335	8.13	269,543	6.228	357	730	66.2
Low-rise Condominium	185	41,670,364	6.13	225,245	6.234	357	728	70.3
High-rise Condominium	5	1,341,192	0.20	268,238	6.104	352	764	70.1
Cooperative	2	330,385	0.05	165,193	6.375	358	720	83.7

Total	2,497	$679,447,386	100.00%

Occupancy Types(1)

Occupancy Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	1,945	$566,746,265	83.41%	291,386	6.183	357	719	69.9
Investment Property	447	84,752,352	12.47	189,603	6.255	357	732	65.9
Secondary Residence	105	27,948,770	4.11	266,179	6.300	357	727	70.3

Total	2,497	$679,447,386	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
360	16	$8,217,692	1.21%	513,606	6.369	360	733	70.9
359	101	38,515,803	5.67	381,345	6.275	359	729	71.6
358	1,522	391,022,178	57.55	256,913	6.206	358	721	68.5
357	476	134,217,091	19.75	281,969	6.251	357	719	70.0
356	173	42,176,509	6.21	243,795	6.371	356	716	72.9
355	69	19,714,703	2.90	285,720	6.008	355	703	70.8
354	40	11,019,678	1.62	275,492	5.828	354	720	69.4
353	20	6,740,421	0.99	337,021	5.765	353	743	69.6
352	12	4,067,815	0.60	338,985	6.093	352	691	68.9
351	15	4,489,967	0.66	299,331	5.528	351	717	68.8
350	14	4,729,103	0.70	337,793	5.564	350	728	61.8
349	9	2,050,583	0.30	227,843	5.637	349	751	72.7
348	1	390,687	0.06	390,687	6.375	348	766	90.0
347	4	1,568,823	0.23	392,206	5.954	347	753	68.7
346	3	1,560,662	0.23	520,221	6.154	346	726	54.5
345	1	403,109	0.06	403,109	5.600	345	781	67.8
344	1	441,842	0.07	441,842	5.500	344	792	68.2
343	1	441,430	0.06	441,430	5.575	343	797	79.6
342	1	416,410	0.06	416,410	5.575	342	712	79.1
341	4	1,140,098	0.17	285,025	5.737	341	739	74.3
340	2	845,401	0.12	422,701	5.552	340	784	75.9
338	1	574,607	0.08	574,607	5.500	338	767	76.1
337	1	513,458	0.08	513,458	5.550	337	783	81.1
335	2	1,153,031	0.17	576,516	5.919	335	686	67.3
331	1	485,483	0.07	485,483	5.500	331	638	75.0
324	1	468,658	0.07	468,658	6.250	324	657	80.0
297	1	385,793	0.06	385,793	5.425	297	704	82.3
296	1	595,630	0.09	595,630	5.750	296	660	85.0
290	1	193,137	0.03	193,137	6.250	290	788	69.5
288	1	185,168	0.03	185,168	6.250	288	733	69.7
276	1	514,293	0.08	514,293	6.375	276	805	85.0
266	1	208,125	0.03	208,125	6.500	266	756	57.8

Total	2,497	$679,447,386	100.00%

(1)	As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 1 was approximately 357 months.

Interest-Only Periods at Origination

Interest Only Period (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	1,368	$354,929,585	52.24%	259,451	6.180	356	717	68.9
60	72	19,392,038	2.85	269,334	6.592	357	723	71.4
120	1,057	305,125,763	44.91	288,671	6.192	358	725	69.9

Total	2,497	$679,447,386	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	2,026	$550,151,288	80.97%	271,546	6.204	357	721	68.9
6	1	469,575	0.07	469,575	6.500	359	744	66.2
12	49	14,975,520	2.20	305,623	6.349	357	712	74.2
24	11	1,756,876	0.26	159,716	6.492	356	674	77.7
30	1	168,000	0.02	168,000	6.250	358	654	80.0
36	302	77,240,351	11.37	255,763	6.143	357	717	71.3
42	2	303,558	0.04	151,779	6.500	356	704	80.0
60	105	34,382,218	5.06	327,450	6.118	358	731	71.1

Total	2,497	$679,447,386	100.00%

Loan Group 2

Mortgage Rates(1)

Range of Mortgage Rates (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
6.501 - 7.000	23	$14,238,083	20.44%	619,047	6.906	358	701	74.3
7.001 - 7.500	91	28,682,841	41.18	315,196	7.357	357	695	77.4
7.501 - 8.000	70	21,829,294	31.34	311,847	7.786	357	683	79.4
8.001 - 8.500	13	2,993,046	4.30	230,234	8.266	357	669	85.2
8.501 - 9.000	3	930,771	1.34	310,257	8.781	356	726	93.8
9.001 - 9.500	3	973,559	1.40	324,520	9.204	356	714	94.9

Total	203	$69,647,594	100.00%

(1)	The lender acquired mortgage insurance Initial Mortgage Loans in loan group 2 are shown in the preceding table at the mortgage rates inclusive of the interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 2 (net of such premiums) was approximately 7.438% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 2 was approximately 7.483% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50,000.00	6	$248,004	0.36%	41,334	7.948	356	705	87.7
50,000.01 - 100,000.00	20	1,487,520	2.14	74,376	7.709	355	689	83.1
100,000.01 - 150,000.00	25	3,218,865	4.62	128,755	7.495	356	683	81.1
150,000.01 - 200,000.00	25	4,581,722	6.58	183,269	7.532	357	691	80.9
200,000.01 - 250,000.00	26	5,824,004	8.36	224,000	7.713	357	691	84.5
250,000.01 - 300,000.00	14	3,833,562	5.50	273,826	7.671	357	685	83.0
300,000.01 - 350,000.00	5	1,630,527	2.34	326,105	7.551	357	705	79.6
350,000.01 - 400,000.00	14	5,284,669	7.59	377,476	8.065	357	710	89.4
400,000.01 - 450,000.00	12	5,199,436	7.47	433,286	7.433	357	682	75.3
450,000.01 - 500,000.00	16	7,585,448	10.89	474,091	7.245	357	722	79.0
500,000.01 - 550,000.00	10	5,243,900	7.53	524,390	7.352	357	680	73.3
550,000.01 - 600,000.00	6	3,510,840	5.04	585,140	7.127	358	683	78.8
600,000.01 - 650,000.00	8	5,084,459	7.30	635,557	7.340	357	686	78.5
700,000.01 - 750,000.00	3	2,182,086	3.13	727,362	7.207	358	722	73.3
750,000.01 - 1,000,000.00	9	8,222,959	11.81	913,662	7.466	357	680	72.5
1,000,000.01 - 1,500,000.00	2	2,644,880	3.80	1,322,440	7.755	358	715	70.2
1,500,000.01 - 2,000,000.00	1	1,554,712	2.23	1,554,712	6.875	356	672	65.0
>= 2,000,000.01	1	2,310,000	3.32	2,310,000	7.375	357	650	70.0

Total	203	$69,647,594	100.00%

(1)	As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 2 was approximately $343,092.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
581 - 600	2	$737,000	1.06%	368,500	7.465	356	583	58.2
601 - 620	5	1,935,653	2.78	387,131	7.794	356	617	76.4
621 - 640	21	6,009,571	8.63	286,170	7.521	357	632	76.4
641 - 660	15	7,658,908	11.00	510,594	7.652	357	651	75.3
661 - 680	36	12,348,255	17.73	343,007	7.401	357	670	78.3
681 - 700	32	11,296,886	16.22	353,028	7.597	358	691	80.3
701 - 720	33	10,844,330	15.57	328,616	7.338	357	710	79.8
721 - 740	23	7,539,183	10.82	327,791	7.467	357	729	76.9
741 - 760	18	6,069,270	8.71	337,182	7.405	358	750	80.7
761 - 780	5	2,358,201	3.39	471,640	7.616	358	766	80.6
781 - 800	3	1,305,083	1.87	435,028	7.329	358	790	80.0
801 - 820	1	480,000	0.69	480,000	6.875	358	803	80.0
Unknown	9	1,065,253	1.53	118,361	7.452	353	N/A	72.4

Total	203	$69,647,594	100.00%

(1)	As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 2 was approximately 692.

Documentation Program for Initial Mortgage Loans

Type of Program	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
No Income/No Asset	84	$20,115,885	28.88%	239,475	7.741	357	691	82.0
Reduced	34	16,542,732	23.75	486,551	7.321	357	696	73.9
No Ratio	34	13,267,759	19.05	390,228	7.483	357	701	79.6
Full/Alternative	26	10,077,346	14.47	387,590	7.383	357	680	78.2
Stated Income/Stated Asset	22	7,699,076	11.05	349,958	7.443	357	673	75.8
Preferred	3	1,944,796	2.79	648,265	6.875	359	733	74.3

Total	203	$69,647,594	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and below	1	$174,758	0.25%	174,758	7.875	358	659	50.0
50.01 - 55.00	1	530,000	0.76	530,000	7.500	356	582	53.0
55.01 - 60.00	3	629,627	0.90	209,876	7.302	356	644	57.0
60.01 - 65.00	5	4,372,020	6.28	874,404	7.253	357	684	64.9
65.01 - 70.00	26	11,464,093	16.46	440,927	7.354	358	698	69.7
70.01 - 75.00	31	14,268,914	20.49	460,288	7.470	357	680	74.8
75.01 - 80.00	74	24,657,134	35.40	333,205	7.354	357	694	79.5
85.01 - 90.00	23	4,911,054	7.05	213,524	7.802	357	695	89.8
90.01 - 95.00	38	8,245,301	11.84	216,982	8.019	357	709	94.8
95.01 - 100.00	1	394,692	0.57	394,692	7.250	359	738	100.0

Total	203	$69,647,594	100.00%

(1)	As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 2 was approximately 78.18%.
(2)	Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 2 that may exist at the time of origination.

Geographic Distribution of Mortgaged Properties(1)

State	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	1	$648,905	0.93%	648,905	6.875	358	723	76.5
Arizona	18	8,364,410	12.01	464,689	7.541	357	687	77.2
California	12	7,513,773	10.79	626,148	7.421	357	693	75.9
Colorado	5	2,090,058	3.00	418,012	7.217	357	705	78.8
Connecticut	9	3,682,125	5.29	409,125	7.392	357	673	79.2
District of Columbia	1	427,267	0.61	427,267	8.000	358	687	80.0
Florida	32	9,032,309	12.97	282,260	7.588	357	682	77.9
Georgia	7	1,663,751	2.39	237,679	7.555	358	696	85.6
Illinois	11	3,285,087	4.72	298,644	7.199	358	709	79.6
Indiana	1	42,637	0.06	42,637	8.125	356	718	95.0
Massachusetts	9	2,642,585	3.79	293,621	7.684	356	671	72.1
Maryland	6	2,535,401	3.64	422,567	7.505	357	695	82.3
Michigan	1	44,632	0.06	44,632	7.500	355	Unknown	80.0
Minnesota	2	280,232	0.40	140,116	7.532	357	707	83.8
Missouri	3	281,162	0.40	93,721	7.453	357	655	83.3
North Carolina	14	5,267,870	7.56	376,276	7.442	357	674	76.5
New Hampshire	2	440,073	0.63	220,036	8.476	356	714	85.9
New Jersey	7	1,904,445	2.73	272,064	7.866	356	736	83.2
Nevada	6	2,465,143	3.54	410,857	7.634	357	687	85.4
New York	14	5,317,718	7.64	379,837	7.631	357	695	76.7
Ohio	3	357,590	0.51	119,197	7.454	358	658	78.9
Oregon	1	135,572	0.19	135,572	7.250	356	704	80.0
Pennsylvania	5	595,999	0.86	119,200	8.035	358	669	82.6
South Carolina	4	1,395,469	2.00	348,867	7.265	355	711	77.5
Tennessee	1	600,000	0.86	600,000	6.875	358	692	80.0
Texas	9	1,487,666	2.14	165,296	7.365	356	718	78.2
Utah	2	1,127,035	1.62	563,518	6.988	360	742	71.9
Virginia	11	4,758,966	6.83	432,633	7.378	358	695	77.8
Vermont	2	261,142	0.37	130,571	7.982	357	687	80.0
Washington	3	742,783	1.07	247,594	7.133	358	728	80.0
West Virginia	1	255,790	0.37	255,790	7.250	358	741	70.0

Total	203	$69,647,594	100.00%

(1)	As of the initial cut-off date, no more than approximately 3.32% of the Initial Mortgage Loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

Purpose of Initial Mortgage Loans

Loan Purpose	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	144	$45,067,889	64.71%	312,971	7.533	357	704	80.6
Refinance (cash-out)	48	18,748,950	26.92	390,603	7.455	357	665	73.9
Refinance (rate/term)	11	5,830,755	8.37	530,069	7.190	358	686	73.3

Total	203	$69,647,594	100.00%

Types of Mortgaged Properties

Property Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	116	$39,743,729	57.06%	342,618	7.442	357	689	76.7
Planned Unit Development	62	21,121,330	30.33	340,667	7.534	357	695	81.4
2-4 Family Residence	8	3,606,389	5.18	450,799	7.631	357	695	76.6
Low-rise Condominium	13	2,875,142	4.13	221,165	7.503	357	694	79.1
High-rise Condominium	4	2,301,003	3.30	575,251	7.472	358	717	74.6

Total	203	$69,647,594	100.00%

Occupancy Types(1)

Occupancy Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	174	$54,712,267	78.56%	314,438	7.483	357	692	79.0
Investment Property	14	10,116,266	14.52	722,590	7.536	357	685	74.7
Secondary Residence	15	4,819,060	6.92	321,271	7.378	357	705	76.5

Total	203	$69,647,594	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
360	1	$1,000,000	1.44%	1,000,000	6.875	360	748	69.0
359	7	3,235,626	4.65	462,232	7.500	359	687	82.5
358	72	25,374,715	36.43	352,427	7.368	358	706	76.0
357	61	23,191,467	33.30	380,188	7.556	357	683	79.3
356	39	11,283,722	16.20	289,326	7.596	356	683	79.9
355	13	3,564,718	5.12	274,209	7.659	355	666	79.3
354	2	739,642	1.06	369,821	7.375	354	678	71.5
353	1	230,741	0.33	230,741	7.375	353	758	80.0
352	3	503,882	0.72	167,961	7.481	352	676	82.4
351	1	196,610	0.28	196,610	7.375	351	671	86.8
349	2	245,596	0.35	122,798	7.502	349	683	86.0
334	1	80,875	0.12	80,875	7.625	334		70.0

Total	203	$69,647,594	100.00%

(1)	As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 2 was approximately 357 months.

Interest-Only Periods at Origination

Interest Only Period (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	117	$31,702,103	45.52%	270,958	7.528	357	696	78.8
60	4	2,007,500	2.88	501,875	7.277	357	714	78.8
120	82	35,937,991	51.60	438,268	7.455	357	687	77.6

Total	203	$69,647,594	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	171	$59,641,739	85.63%	348,782	7.483	357	694	78.1
12	10	3,215,176	4.62	321,518	7.863	356	649	80.0
24	4	1,098,754	1.58	274,688	7.814	356	658	84.5
36	16	4,611,050	6.62	288,191	7.272	357	695	79.0
60	2	1,080,875	1.55	540,437	6.931	358	748	69.0

Total	203	$69,647,594	100.00%

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2006-J1 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 2-A-1, Class 2-A-2, Class 1-X, Class 2-X, Class PO-1, Class PO-2, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class P Certificates. Only the classes of certificates listed on the cover page hereof are offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates
Group 1 Senior Certificates

Class 1-A-1, Class 1-A-2, Class

1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class

1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14,

Class 1-A-15, Class 1-X, Class PO-1 and Class A-R Certificates

Group 2 Senior Certificates	Class 2-A-1, Class 2-A-2, Class 2-X and Class PO-2 Certificates

Senior Certificate Group	Each of the Group 1 Senior Certificates and Group 2 Senior Certificates

Senior Certificates	Group 1 Senior Certificates and Group 2 Senior Certificates

Subordinated Certificates	Class M and Class B Certificates

LIBOR Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-4, Class 1-A-5, Class 1-A-7, Class 1-A-8 and Class 1-A-14 Certificates

Class X Certificates	Class 1-X and Class 2-X Certificates

Class PO Certificates	Class PO-1 and Class PO-2 Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Designation	Classes of Certificates
Notional Amount Certificates	Class 1-A-2, Class 1-A-5, Class 1-A-8, Class 1-X and Class 2-X Certificates

Offered Certificates	Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

Private Certificates	Class B-3, Class B-4, Class B-5 and Class P Certificates

The certificates are generally referred to as the following types:

Class	Type
Offered Certificates
Class 1-A-1	Senior/Floating Pass-Through Rate
Class 1-A-2	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only
Class 1-A-3	Senior
Class 1-A-4	Senior/Floating Pass-Through Rate
Class 1-A-5	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only
Class 1-A-6	Senior
Class 1-A-7	Senior/Floating Pass-Through Rate
Class 1-A-8	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only
Class 1-A-9	Senior
Class 1-A-10	Senior
Class 1-A-11	Senior/NAS/Super Senior
Class 1-A-12	Senior/NAS/Support
Class 1-A-13	Senior
Class 1-A-14	Senior/Floating Pass-Through Rate/Super Senior
Class 1-A-15	Senior/Support
Class 1-X	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate
Class 2-A-1	Senior/Super Senior
Class 2-A-2	Senior/Senior Support
Class 2-X	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate
Class PO-1	Senior/Principal Only
Class PO-2	Senior/Principal Only
Class A-R	Senior/Residual
Subordinated Certificates	Subordinate/Variable Pass-Through Rate
Class P	Prepayment Charges

The Class B-3, Class B-4, Class B-5 and Class P Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances and initial notional amounts are set forth in the table under “Description of the Certificates” beginning on page 7 of this free writing prospectus.

The senior certificates will have an initial aggregate class certificate balance of approximately $748,742,247, and will evidence in the aggregate an initial beneficial ownership interest of approximately 94.70% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

Class of Subordinated Certificates	Initial Beneficial Ownership Interest
Class M	2.70%
Class B-1	0.90%
Class B-2	0.55%
Class B-3	0.50%
Class B-4	0.40%
Class B-5	0.25%

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

•	all amounts previously distributed to holders of certificates of the class as payments of principal,

•	the amount of Realized Losses allocated to the class, and

•	in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under “— Allocation of Losses,”

The Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries on the related mortgage loans distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

Notional Amount Certificates

The Class 1-A-2, Class 1-A-5, Class 1-A-8, Class 1-X and Class 2-X Certificates are notional amount certificates.

The notional amount of the Class 1-A-2 Certificates for any Distribution Date will be equal to the aggregate Class Certificate Balance of the Class 1-A-1 and Class 1-A-14 Certificates immediately prior to such Distribution Date. The notional amount of the Class 1-A-2 Certificates as of the closing date is expected to be approximately $75,000,000.

The notional amount of the Class 1-A-5 Certificates for any Distribution Date will be equal to the Class Certificate Balance of the Class 1-A-4 Certificates immediately prior to such Distribution Date. The notional amount of the Class 1-A-5 Certificates as of the closing date is expected to be approximately $105,000,000.

The notional amount of the Class 1-A-8 Certificates for any Distribution Date will be equal to the Class Certificate Balance of the Class 1-A-7 Certificates immediately prior to such Distribution Date. The notional amount of the Class 1-A-8 Certificates as of the closing date is expected to be approximately $30,000,000.

The notional amount of the Class 1-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date). The notional amount of the Class 1-X Certificates as of the closing date is expected to be approximately $652,155,172.

The notional amount of the Class 2-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date). The notional amount of the Class 2-X Certificates as of the closing date is expected to be approximately $51,755,977.

Book-Entry Certificates; Denominations

The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in a fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that, in the aggregate, will equal the aggregate initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates (other than the Class 1-A-10 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1,000 in excess thereof. Investors may hold the beneficial interests in the Class 1-A-10 Certificates in minimum denominations representing an original principal amount or notional amount of $1,000 and in integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under “Description of the Certificates — Book-Entry Certificates,” no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

For a description of the procedures generally applicable to the book-entry certificates, see “Description of the Certificates — Book-Entry Certificates” in the prospectus.

Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under “— Interest” below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under “— Interest” below.

LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a “LIBOR Determination Date”). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under “Description of the Certificates — Indices Applicable to Floating Rate and Inverse Floating Rate Classes — LIBOR.”

If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 4.51938%.

Payments on Mortgage Loans; Accounts

Certificate Account. On or before the closing date, the master servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

•	all payments on account of principal on the mortgage loans, including principal prepayments;

•	all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

•	all payments on account of prepayment charges on the mortgage loans;

•	all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures;

•	any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

•	any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

•	all substitution adjustment amounts; and

•	all advances made by the master servicer.

Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount of Distributions On The Certificates” in the prospectus.

The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

•	to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

•	to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such Advance was made;

•	to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer’s certificate indicating the amount of the nonrecoverable Advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

•	to reimburse the master servicer for insured expenses from the related insurance proceeds;

•	to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

•	to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

•	to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

•	to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any prepayment charges received and (c) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

•	to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group, the prepayment charges collected and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the “Distribution Account”). Upon termination of the Conveyance Period, the trustee will deposit into the Distribution Account any amounts remaining in the Pre-funding Account, other than the investment earnings, for distribution to the related certificateholders. The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

•	the aggregate amount remitted by the master servicer to the trustee; and

•	any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under “— Priority of Distributions Among Certificates” and may from time to time make withdrawals from the Distribution Account:

•	to pay the trustee fee to the trustee;

•	to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

•	to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

•	to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account will be invested in permitted investments at the direction of the Master Servicer. In the case of:

•	the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

•	the Pre-funding Account, all income and gain net of any losses realized from the investment will be for the benefit of the depositor and will be remitted to the depositor as described herein; and

•	the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Conveyance Period will be paid to the depositor and will not thereafter be available for distribution to certificateholders.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-funding Account or the Capitalized Interest Account in respect of the investments will be deposited by the Depositor into the Pre-funding Account or

Capitalized Interest Account, as applicable out of the depositor’s own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-funding Account or the Capitalized Interest Account and made in accordance with the Pooling and Servicing Agreement.

The Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve Fund in the supplemental interest trust may be invested in permitted investments at the direction of Countrywide Securities Corporation. If the trustee of the supplemental interest trust does not receive written directions regarding investment, it will invest all funds in the Corridor Contract Reserve Fund in respect of amounts received under each Corridor Contract in the Bank of New York cash reserves. Any net investment earnings will be retained in the Corridor Contract Reserve Fund until withdrawn upon the earlier of the reduction of the aggregate Class Certificate Balance of the Class 1-A-1, Class 1-A-4 and Class 1-A-7 Certificates to zero and the termination of the pooling and servicing agreement. Any losses incurred in the Corridor Contract Reserve Fund in respect of the investment will be charged against amounts on deposit in the Corridor Contract Reserve Fund (or the investments) immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Corridor Contract Reserve Fund and made in accordance with the pooling and servicing agreement.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees

Master Servicing Fee / Master Servicer	The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in loan group 1 and loan group 2 will equal one-twelfth of the Stated Principal Balance of each mortgage loan multiplied by the Master Servicer Fee Rate (3). As of the initial cut-off date, the weighted average master servicing fee rate for the loans in loan group 1 and loan group 2 will be 0.226% and 0.212% per annum, respectively.	Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that mortgage loan	Monthly

	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the mortgage loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account.	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly

	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding mortgage loans. (5)	Compensation	Amounts on deposit in the Certificate Account or the Distribution Account	Monthly

Expenses

Insured expenses /Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the mortgage loan	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances.	Reimbursement of Expenses	With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (6)	Time to time

Indemnification expenses / the sellers, the master servicer and the depositor	Amounts for which the sellers, the master servicer and depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account	Monthly

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See “—Amendment” in the prospectus.
(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.
(3)	The Master Servicer Fee Rate for each mortgage loan will be either 0.200% or 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.
(4)	“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.
(5)	The “Trustee Fee Rate” is equal to 0.009% per annum.
(6)	Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.
(7)	Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses as described in the prospectus under “—The Pooling and Servicing Agreement — Certain Matters Regarding the Master Servicer, the Depositor and the Sellers.”

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in February 2006 (each, a “Distribution Date”), to the persons in whose names the certificates are registered on the Record Date. The “Record Date” for any Distribution Date will be the last business day of the calendar month preceding the month of that Distribution Date.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions on the group 1 senior certificates and the group 2 senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group, and, in certain circumstances, from any Available Funds from the other loan group remaining after distributions to the senior certificates related to such other loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates as described in the preceding sentence and payments in respect of Class PO Deferred Amounts. These distributions will be made in the following order of priority:

•	to interest on each interest-bearing class of senior certificates relating to each loan group, pro rata, based on their respective interest distribution amounts;

•	to principal of the classes of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under “Description of the Certificates — Principal,” in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

•	to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

•	to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under “Description of the Certificates — Interest” and “— Principal” in this free writing prospectus; and

•	any remaining available amounts, to the Class A-R Certificates.

“Available Funds” for a loan group for any Distribution Date will be equal to the sum of:

•	all scheduled installments of interest (net of the related Expense Fees which include premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

•	all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

•	all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period together with interest paid in connection with the prepayment, other than certain excess amounts and the Compensating Interest; and

•	amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date,

•	with respect to loan group 1, for each Distribution Date during, and the Distribution Date immediately after the Conveyance Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the Capitalized Interest Account, and for the first Distribution Date following the Conveyance Period, any amounts remaining in the Pre-funding Account after the end of the Conveyance Period (net of any investment income thereon) that is allocated to that loan group, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

Pass-Though Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

LIBOR Certificates.

Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

Class	Initial Pass-Through Rate	Maximum/Minimum Pass-Through Rate	Formula for Calculation of Class Pass-Through Rate
Class 1-A-1	4.91938%	5.50% /0.40%	LIBOR + 0.40%
Class 1-A-2	0.58062%	5.10% / 0.00%	5.10% -LIBOR

Class	Initial Pass-Through Rate	Maximum/Minimum Pass-Through Rate	Formula for Calculation of Class Pass-Through Rate
Class 1-A-4	5.01938%	5.50% / 0.50%	LIBOR + 0.50%
Class 1-A-5	0.48062%	5.00% / 0.00%	5.00% -LIBOR
Class 1-A-7	5.21938%	5.50% / 0.70%	LIBOR + 0.70%
Class 1-A-8	0.28062%	4.80% / 0.00%	4.80% -LIBOR
Class 1-A-14	4.91938%	5.50% /0.40%	LIBOR + 0.40%

Class 1-X and Class 2-X Certificates

The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 1, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 5.50%. The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.53190% per annum.

The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 2, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 7.00%. The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.37663% per annum.

Subordinated Certificates

The pass-through rate for each class of subordinated certificates for the Interest Accrual Period related to any Distribution Date will be a per annum rate equal to the sum of:

•	5.50% multiplied by the excess of the loan group 1 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 1 senior certificates immediately prior to that Distribution Date, and

•	7.00% multiplied by the excess of the loan group 2 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 2 senior certificates immediately prior to that Distribution Date, divided by the aggregate of the Class Certificate Balances of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the first Interest Accrual Period will be approximately 5.63213% per annum.

The Class PO Certificates are principal only certificates and will not bear interest.

Interest Entitlement. With respect to each Distribution Date for all of the interest- bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This “Interest Distribution Amount” for any class will be equal to the sum of:

•	interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

•	the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

For each Distribution Date, on or prior to the related Corridor Contract Termination Date, on which LIBOR exceeds 5.10%, in addition to the interest distribution amount described above, the Class 1-A-1 Certificates will also be entitled to receive the related yield supplement amount from payments allocated to the trustee with respect to the related Corridor Contract. See “—The Corridor Contracts” in this free writing prospectus.

For each Distribution Date, on or prior to the related Corridor Contract Termination Date, on which LIBOR exceeds 5.00%, in addition to the interest distribution amount described above, the Class 1-A-4 Certificates will also be entitled to receive the related yield supplement amount from payments allocated to the trustee with respect to the related Corridor Contract. See “—The Corridor Contracts” in this free writing prospectus.

For each Distribution Date, on or prior to the related Corridor Contract Termination Date, on which LIBOR exceeds 4.80%, in addition to the interest distribution amount described above, the Class 1-A-7 Certificates will also be entitled to receive the related yield supplement amount from payments allocated to the trustee with respect to the related Corridor Contract. See “—The Corridor Contracts” in this free writing prospectus.

For each Distribution Date, on or prior to the related Corridor Contract Termination Date, on which LIBOR exceeds 5.10%, in addition to the interest distribution amount described above, the Class 1-A-14 Certificates will also be entitled to receive the related yield supplement amount from payments allocated to the trustee with respect to the related Corridor Contract. See “—The Corridor Contracts” in this free writing prospectus.

Allocation of Net Interest Shortfalls

The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates (other than the related Class PO Certificates) and (b) each of the loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for that loan group and Distribution Date, and

•	the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

With respect to any Distribution Date, a “net prepayment interest shortfall” for each loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for the other loan group over the prepayment interest shortfalls for that loan group.

A “prepayment interest shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month’s interest at the related mortgage rate less the related Master Servicing Fee Rate on the Stated Principal Balance of the mortgage loan.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See “The Pooling and Servicing Agreement—Certain Legal Aspects of the Mortgage Loans — Servicemembers Civil Relief Act” in the prospectus.

A “Debt Service Reduction” is the modification of the terms of a mortgage loan in the course of a borrower’s bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior and subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class’ share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class’ pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The “Assumed Balance” for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date); provided, however, on any Distribution Date after a Senior Termination Date, Net Interest Shortfalls will be allocated to the subordinated certificates based on the amount of interest each such class of certificates would otherwise be entitled to receive on that Distribution Date.

Each class’ pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive on the Distribution Date.

If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under “— Priority of Distributions Among Certificates” are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

The Corridor Contracts

Countrywide Home Loans has entered into the following three interest rate corridor transactions with Bear Stearns Financial Products Inc. (“Bear Stearns” or the “Corridor Contract Counterparty”), each as evidenced by a confirmation between Countrywide Home Loans and the Corridor Contract Counterparty (each a “Corridor Contract” and, together, the “Corridor Contracts”):

•	the Class 1-A-1 and Class 1-A-14 Corridor Contract

•	the Class 1-A-4 Corridor Contract, and

•	the Class 1-A-7 Corridor Contract.

The Corridor Contracts will be an asset of a separate trust (the “supplemental interest trust”) created under the pooling and servicing agreement for the benefit of the Class 1-A-1, Class 1-A-4, Class 1-A-7 and Class 1-A-14 Certificates.

Pursuant to each Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Corridor Contract, as if such an ISDA Master Agreement had been executed by Countrywide Home Loans and the Corridor Contract Counterparty on the date that each Corridor Contract was executed. Each Corridor Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc. On the closing date, Countrywide Home Loans will assign its rights under the Corridor Contracts to The Bank of New York, as corridor contract administrator (in this capacity, the “Corridor Contract Administrator”), and Countrywide Home Loans, the Corridor Contract Administrator and the trustee, as trustee of the supplemental interest trust, will enter into a corridor contract administration agreement (the “Corridor Contract Administration Agreement”).

With respect to each Corridor Contract and any Distribution Date on or prior to the applicable Corridor Contract Termination Date, the amount payable by the Corridor Contract Counterparty under a Corridor Contract will equal the product of:

(i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the Corridor Contract Ceiling Rate for such Distribution Date over (y) the Corridor Contract Strike Rate for such Distribution Date,

(ii) the applicable Corridor Contract Notional Balance for such Distribution Date,

and (iii) one-twelfth.

Pursuant to the Corridor Contract Administration Agreement, on or prior to each Distribution Date, the Corridor Contract Administrator will pay any payment received from the Corridor Contract Counterparty with respect to each Corridor Contract and such Distribution Date to the trustee, on behalf of the supplemental interest trust.

On or prior to the applicable Corridor Contract Termination Date, amounts (if any) received under the Corridor Contracts by the Corridor Contract Administrator and paid to the trustee for the benefit of the supplemental interest trust will be used to pay the Class 1-A-1 and Class 1-A-14 Yield Supplement Amount, Class 1-A-4 Yield Supplement Amount and Class 1-A-7 Yield Supplement Amount as described below under “— The Corridor Contract Reserve Fund.” Amounts received on the Corridor Contracts in excess of the amount necessary to pay the Yield Supplement Amounts on any Distribution Date will remain in the Corridor Contract Reserve Fund and may be used to pay the Yield Supplement Amounts on future Distribution Dates. Such amounts will not be available to make distributions on any class of certificates other than the Class 1-A-1, Class 1-A-4, Class 1-A-7 and Class 1-A-14 Certificates.

Class or Classes of Certificates	Corridor Contract Termination Date	Corridor Contract Strike Rate	Corridor Contract Ceiling Rate
Class 1-A-1 and Class 1-A-14	September 25, 2011	5.10%	9.10%
Class 1-A-4	June 25, 2016	5.00%	9.00%
Class 1-A-7	December 25, 2017	4.80%	8.80%

The notional balances for each of the Class 1-A-4 Corridor Contract and Class 1-A-7 Corridor Contract decline based on the mortgage loans having a prepayment rate equal to 65% and 75% of the Prepayment Assumption, respectively.

The notional amounts of the Class 1-A-1 and Class 1-A-14 Corridor Contract are based on the mortgage loans having a constant prepayment rate (“CPR”) equal to 8% per annum of the then outstanding principal balance of the applicable mortgage loans in the first month and an additional 1.0909090909% (precisely, 12%/11) per annum in the second through eleventh months. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, 100% of the prepayment assumption assumes a CPR of 20% per annum each month. The notional balances of the Class 1-A-1 and Class 1-A-14 Corridor Contract decline based on the mortgage loans having a prepayment rate equal to 50% of the prepayment assumption.

The “Class 1-A-1 and Class 1-A-14 Corridor Contract Notional Balance” is as described in the following table:

Month of Distribution Date	Corridor Contract Notional Balance ($)
January 2006	75,000,000.00
February 2006	74,493,233.01
March 2006	73,816,052.18
April 2006	72,970,469.17
May 2006	71,958,683.56
June 2006	70,783,132.33
July 2006	69,454,520.13
August 2006	67,975,546.16
September 2006	66,349,126.52
October 2006	64,586,260.20
November 2006	62,773,745.50
December 2006	60,979,971.70

Month of Distribution Date	Corridor Contract Notional Balance ($)
January 2007	59,204,881.43
February 2007	57,458,561.68
March 2007	55,740,759.29
April 2007	54,051,223.35
May 2007	52,389,705.15
June 2007	50,755,958.16
July 2007	49,149,738.03
August 2007	47,570,802.53
September 2007	46,018,911.60
October 2007	44,493,827.26
November 2007	42,995,313.64
December 2007	41,523,136.94
January 2008	40,077,065.40
February 2008	38,656,869.32
March 2008	37,262,321.03
April 2008	35,893,194.82
May 2008	34,549,267.00
June 2008	33,230,315.85
July 2008	31,936,121.57
August 2008	30,666,466.34
September 2008	29,421,134.20
October 2008	28,199,911.14
November 2008	27,002,585.01
December 2008	25,828,945.53
January 2009	24,678,784.26
February 2009	23,551,894.62
March 2009	22,448,071.82
April 2009	21,367,112.90
May 2009	20,308,816.66
June 2009	19,272,983.70
July 2009	18,259,416.34
August 2009	17,267,918.66
September 2009	16,298,296.48
October 2009	15,350,357.30
November 2009	14,423,910.34
December 2009	13,518,766.48
January 2010	12,634,738.28
February 2010	11,771,639.94
March 2010	10,929,287.30
April 2010	10,107,497.83
May 2010	9,306,090.60
June 2010	8,524,886.28
July 2010	7,763,707.11
August 2010	7,022,376.89
September 2010	6,300,721.01
October 2010	5,598,566.35
November 2010	4,908,270.15
December 2010	4,237,235.92
January 2011	3,585,294.18
February 2011	3,110,164.63
March 2011	2,653,329.71
April 2011	2,214,625.22
May 2011	1,793,888.40
June 2011	1,390,957.95
July 2011	1,005,673.96
August 2011	637,877.96
September 2011	287,412.88
October 2011 and thereafter	0.00

The “Class 1-A-4 Corridor Contract Notional Balance” is as described in the following table:

Month of Distribution Date	Corridor Contract Notional Balance ($)
January 2006	105,000,000.00
February 2006	104,663,688.83
March 2006	104,125,202.25
April 2006	103,387,454.19
May 2006	102,453,826.23
June 2006	101,328,197.64
July 2006	100,024,709.91
August 2006	98,547,850.94
September 2006	96,902,560.85
October 2006	95,103,709.98
November 2006	93,257,412.70
December 2006	91,446,444.56
January 2007	89,670,486.07
February 2007	87,941,389.01
March 2007	86,258,487.16
April 2007	84,621,123.72
May 2007	83,028,651.21
June 2007	81,480,431.31
July 2007	79,975,834.76
August 2007	78,514,241.19
September 2007	77,095,039.04
October 2007	75,717,625.41
November 2007	74,381,405.93
December 2007	73,085,794.68
January 2008	71,830,214.02
February 2008	70,614,094.49
March 2008	69,436,874.73
April 2008	68,298,001.31
May 2008	67,196,928.66
June 2008	66,133,118.93
July 2008	65,106,041.91
August 2008	64,115,174.91
September 2008	63,160,002.61
October 2008	62,240,017.06
November 2008	61,354,717.46
December 2008	60,503,610.13
January 2009	59,686,208.40
February 2009	58,902,032.49
March 2009	58,150,609.43
April 2009	57,431,472.96
May 2009	56,744,163.43
June 2009	56,088,227.70
July 2009	55,463,219.09
August 2009	54,868,697.22
September 2009	54,304,227.99
October 2009	53,769,383.44
November 2009	53,263,741.69
December 2009	52,786,886.85
January 2010	52,338,408.92
February 2010	51,917,903.73
March 2010	51,524,972.85
April 2010	51,159,223.49

Month of Distribution Date	Corridor Contract Notional Balance ($)
May 2010	50,820,268.46
June 2010	50,507,726.05
July 2010	50,221,219.98
August 2010	49,960,379.30
September 2010	49,724,838.33
October 2010	49,514,236.59
November 2010	49,324,588.24
December 2010	49,159,269.14
January 2011	49,017,932.37
February 2011	48,709,983.81
March 2011	47,302,559.93
April 2011	45,917,331.24
May 2011	44,553,972.94
June 2011	43,212,164.91
July 2011	41,891,591.57
August 2011	40,591,941.89
September 2011	39,312,909.26
October 2011	38,054,191.46
November 2011	36,815,490.62
December 2011	35,596,513.11
January 2012	34,396,969.50
February 2012	33,269,604.40
March 2012	32,160,550.49
April 2012	31,069,534.69
May 2012	29,996,287.85
June 2012	28,940,544.72
July 2012	27,902,043.86
August 2012	26,880,527.61
September 2012	25,875,742.05
October 2012	24,887,436.91
November 2012	23,915,365.55
December 2012	22,959,284.89
January 2013	22,018,955.36
February 2013	21,192,960.45
March 2013	20,380,774.29
April 2013	19,582,183.45
May 2013	18,796,977.67
June 2013	18,024,949.80
July 2013	17,265,895.76
August 2013	16,519,614.52
September 2013	15,785,908.01
October 2013	15,064,581.12
November 2013	14,355,441.65
December 2013	13,658,300.23
January 2014	12,972,970.33
February 2014	12,388,128.05
March 2014	11,812,881.67
April 2014	11,247,080.95
May 2014	10,690,577.97
June 2014	10,143,227.04
July 2014	9,604,884.68
August 2014	9,075,409.58
September 2014	8,554,662.60
October 2014	8,042,506.70
November 2014	7,538,806.92
December 2014	7,043,430.37
January 2015	6,556,246.16
February 2015	6,154,214.02
March 2015	5,758,053.31
April 2015	5,367,679.58
May 2015	4,983,009.57
June 2015	4,603,961.22
July 2015	4,230,453.64
August 2015	3,862,407.10
September 2015	3,499,742.99
October 2015	3,139,848.78
November 2015	2,785,242.75
December 2015	2,416,094.04
January 2016	2,052,534.62
February 2016	1,691,934.50
March 2016	1,336,819.15
April 2016	987,107.82
May 2016	642,720.90
June 2016	303,579.94
July 2016 and thereafter	0.00

The “Class 1-A-7 Corridor Contract Notional Balance” is as described in the following table:

Month of Distribution Date	Corridor Contract Notional Balance ($)
January 2006	30,000,000.00
February 2006	29,904,133.34
March 2006	29,733,414.51
April 2006	29,489,072.51
May 2006	29,172,541.57
June 2006	28,785,469.98
July 2006	28,333,388.30
August 2006	27,818,204.77
September 2006	27,242,020.83
October 2006	26,610,675.86
November 2006	25,964,106.68
December 2006	25,333,309.61
January 2007	24,718,101.13
February 2007	24,122,838.07
March 2007	23,547,188.92
April 2007	22,990,827.64
May 2007	22,453,433.60
June 2007	21,934,691.48
July 2007	21,434,291.18
August 2007	20,951,927.75
September 2007	20,487,301.27
October 2007	20,040,116.81
November 2007	19,610,084.32
December 2007	19,196,918.56
January 2008	18,800,339.01
February 2008	18,420,069.81
March 2008	18,055,839.66
April 2008	17,707,381.76
May 2008	17,374,433.75
June 2008	17,056,737.59
July 2008	16,754,039.54
August 2008	16,466,090.05

Month of Distribution Date	Corridor Contract Notional Balance ($)
September 2008	16,192,643.74
October 2008	15,933,459.25
November 2008	15,688,299.27
December 2008	15,456,930.39
January 2009	15,239,123.09
February 2009	15,034,651.66
March 2009	14,843,294.12
April 2009	14,664,832.17
May 2009	14,499,051.15
June 2009	14,345,739.95
July 2009	14,204,690.97
August 2009	14,075,700.03
September 2009	13,958,566.38
October 2009	13,853,092.56
November 2009	13,759,084.41
December 2009	13,676,351.00
January 2010	13,604,704.54
February 2010	13,543,960.38
March 2010	13,493,936.93
April 2010	13,454,455.62
May 2010	13,425,340.83
June 2010	13,406,419.87
July 2010	13,397,522.92
August 2010	13,396,522.92
September 2010	13,395,522.92
October 2010	13,394,522.92
November 2010	13,393,522.92
December 2010	13,392,522.92
January 2011	13,391,522.92
February 2011	13,390,522.92
March 2011	13,389,522.92
April 2011	13,388,522.92
May 2011	13,387,522.92
June 2011	13,111,240.57
July 2011	12,697,404.18
August 2011	12,291,323.39
September 2011	11,892,864.77
October 2011	11,501,897.15
November 2011	11,118,291.54
December 2011	10,741,921.13
January 2012	10,372,661.22
February 2012	10,029,959.22
March 2012	9,693,886.30
April 2012	9,364,326.00
May 2012	9,041,163.84
June 2012	8,724,287.27
July 2012	8,413,585.66
August 2012	8,108,950.24
September 2012	7,810,274.11
October 2012	7,517,452.14
November 2012	7,230,381.03
December 2012	6,948,959.21
January 2013	6,673,086.83
February 2013	6,438,705.87
March 2013	6,209,055.87
April 2013	5,984,049.89
May 2013	5,763,602.51
June 2013	5,547,629.80
July 2013	5,336,049.33
August 2013	5,128,780.09
September 2013	4,925,742.49
October 2013	4,726,858.36
November 2013	4,532,050.87
December 2013	4,341,244.58
January 2014	4,154,365.35
February 2014	4,003,182.69
March 2014	3,855,012.94
April 2014	3,709,799.48
May 2014	3,567,486.74
June 2014	3,428,020.16
July 2014	3,291,346.14
August 2014	3,157,412.08
September 2014	3,026,166.31
October 2014	2,897,558.12
November 2014	2,771,537.68
December 2014	2,648,056.11
January 2015	2,527,065.39
February 2015	2,435,502.74
March 2015	2,345,498.78
April 2015	2,257,027.29
May 2015	2,170,062.49
June 2015	2,084,579.05
July 2015	2,000,552.05
August 2015	1,917,956.98
September 2015	1,836,769.75
October 2015	1,756,479.58
November 2015	1,677,564.02
December 2015	1,596,212.22
January 2016	1,516,293.80
February 2016	1,437,296.35
March 2016	1,359,696.96
April 2016	1,283,471.52
May 2016	1,208,596.36
June 2016	1,135,048.19
July 2016	1,062,804.13
August 2016	991,841.69
September 2016	922,138.75
October 2016	853,673.57
November 2016	786,424.77
December 2016	720,371.34
January 2017	655,492.65
February 2017	591,768.37
March 2017	529,178.56
April 2017	467,703.59
May 2017	407,324.19
June 2017	348,021.39
July 2017	289,776.56
August 2017	232,571.39
September 2017	176,387.85
October 2017	121,208.26
November 2017	67,015.21
December 2017	13,791.60
January 2018 and thereafter	0.00

The Class 1-A-1 and Class 1-A-14 Corridor Contract is scheduled to remain in effect up to and including the Distribution Date in September 2011 (the “Class 1-A-1 and Class 1-A-14 Corridor Contract Termination Date”). The Class 1-A-4 Corridor Contract is scheduled to remain in effect up to and including the Distribution Date in June 2016 (the “Class 1-A-4 Corridor Contract Termination Date”). The Class 1-A-7 Corridor Contract is scheduled to remain in effect up to and including the Distribution Date in December 2017 (the “Class 1-A-7 Corridor Contract Termination Date”). The Class 1-A-1 and Class 1-A-14 Corridor Contract Termination Date, the Class 1-A-4 Corridor Contract Termination Date and the Class 1-A-7 Corridor Contract Termination Date are also referred to as the “Corridor Contract Termination Dates.”

Each Corridor Contract will be subject to early termination only in limited circumstances. these circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty, the Corridor Contract Administrator or the supplemental interest trust, the failure by the Corridor Contract Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract, failure by the Corridor Contract Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under the Corridor Contract and the Corridor Contract becoming illegal or subject to certain kinds of taxation.

It shall also be an additional termination event under each Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. §§229.1100-229.1123 (“Regulation AB”) with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable.

If any Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Corridor Contract Counterparty will be paid by the Corridor Contract Administrator to the trustee, on behalf of the supplemental interest trust, and will be deposited by the trustee in the Corridor Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the related classes of certificates, until the applicable Corridor Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the trustee, on behalf of the supplemental interest trust.

The pooling and servicing agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of an existing Corridor Contract or in any other circumstance.

The significance percentage for each Corridor Contract is less than 10% and in the aggregate, the significance percentage of for all of the Corridor Contracts with the Corridor Contract Counterparty is less than 10%. The “significance percentage” for each Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Class Certificate Balance of the Certificates related to the Corridor Contract. The “significance estimate” of each Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Corridor Contract Counterparty is a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. The Corridor Contract Counterparty engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. The Corridor Contract Counterparty has a ratings classification of “AAA” from Standard & Poor’s and “Aaa” from Moody’s Investors Service. The Corridor Contract Counterparty will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor’s and Moody’s Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements. Request for information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, 36th Floor, New York, New York 10179. The Corridor Contract Counterparty is an affiliate of Bear, Stearns & Co. Inc.

The offered certificates do not represent an obligation of the Corridor Contract Counterparty or the Corridor Contract Administrator. The holders of the offered certificates are not parties to or beneficiaries under any Corridor Contract or the Corridor Contract Administration Agreement and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under any Corridor Contract or against the Corridor Contract Administrator in respect of its obligations under the Corridor Contract Administration Agreement.

Each Corridor Contract will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

The Corridor Contract Reserve Fund

The pooling and servicing agreement will require the trustee to establish an account (the “Corridor Contract Reserve Fund”), which will be held in trust in the supplemental interest trust by the trustee, as trustee of the supplemental interest trust, on behalf of the holders of the Class 1-A-1, Class 1-A-4, Class 1-A-7 and Class 1-A-14 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC or the issuing entity.

On each Distribution Date, the trustee, on behalf of the supplemental interest trust, will deposit in the Corridor Contract Reserve Fund any amounts received in respect of a Corridor Contract for the related interest accrual period. On each Distribution Date, such amounts received in respect of a Corridor Contract will be distributed to the Class 1-A-1, Class 1-A-4, Class 1-A-7 and Class 1-A-14 Certificates, as applicable, to the extent necessary, to pay the current Yield Supplement Amount and any Yield Supplement Amount remaining unpaid from prior Distribution Dates. Any remaining amounts will remain on deposit in the Corridor Contract Reserve Fund. On the Distribution Date immediately following the earlier of (i) the latest Corridor Contract Termination Date and (ii) the date on which the aggregate Class Certificate Balance of the Class 1-A-1, Class 1-A-4, Class 1-A-7 and Class 1-A-14 Certificates has been reduced to zero, all amounts remaining in the Corridor Contract Reserve Fund will be distributed to Countrywide Securities Corporation.

For any Distribution Date, on or prior to the applicable Corridor Contract Termination Date, on which LIBOR exceeds 5.10%, the “ Class 1-A-1 and Class 1-A-14 Yield Supplement Amount” will be an amount equal to interest for the related interest accrual period on the aggregate Class Certificate Balance of the Class 1-A-1 and Class 1-A-14 Certificates immediately prior to such Distribution Date at a rate equal to the excess of (i) the lesser of LIBOR and 9.10% over (ii) 5.10%.

For any Distribution Date, on or prior to the applicable Corridor Contract Termination Date, on which LIBOR exceeds 5.00%, the “ Class 1-A-4 Yield Supplement Amount” will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the Class 1-A-4 Certificates immediately prior to such Distribution Date at a rate equal to the excess of (i) the lesser of LIBOR and 9.00% over (ii) 5.00%.

For any Distribution Date, on or prior to the applicable Corridor Contract Termination Date, on which LIBOR exceeds 4.80%, the “ Class 1-A-7 Yield Supplement Amount” will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the Class 1-A-7 Certificates immediately prior to such Distribution Date at a rate equal to the excess of (i) the lesser of LIBOR and 8.80% over (ii) 4.80%.

Principal

General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated as described under “—Priorities of Distributions Among Certificates” between the related Class PO Certificates and the related senior certificates (other than the related Class PO Certificates and the related notional amount certificates) and the subordinated certificates, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a “Discount mortgage loan”) will be determined as follows:

Discount Mortgage Loans in Loan Group	Net Mortgage Rate for Mortgage Loan	Non-PO Percentage of Discount Mortgage Loan
1	Less than 5.50%	Net mortgage rate divided by 5.50%
2	Less than 7.00%	Net mortgage rate divided by 7.00%

The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below (each a “Non-Discount mortgage loan”) will be 100%.

Non-Discount Mortgage Loans in Loan Group	Net Mortgage Rate for Mortgage Loan
1	Greater than or equal to 5.50%
2	Greater than or equal to 7.00%

The PO Percentage with respect to any Discount mortgage loan in any loan group will be equal to the amount described below:

Discount Mortgage Loans in Loan Group	PO Percentage of Discount Mortgage Loan
1	(5.50% — net mortgage rate) divided by 5.50%
2	(7.00% — net mortgage rate) divided by 7.00%

The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates (other than the related class of Class PO Certificates and the notional amount certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

The “Non-PO Formula Principal Amount” for any Distribution Date and loan group will equal the sum of

(i)	the sum of the applicable Non-PO Percentage of

(a)	all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

(b)	the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by a seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

(c)	the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to the Distribution Date,

(d)	any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

(e)	with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

(f)	all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period; and

(ii)	(A) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date; and

(iii)	with respect to loan group 1, on the first Distribution Date after the Conveyance Period, any amounts allocated to that loan group remaining in the Pre-funding Account and not allocated to the Class PO-1 Certificates.

Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount related to each loan group, in each case up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal to the following classes of senior certificates, in the following order of priority:

Distributions with respect to Loan Group 1

•	sequentially:

(1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

(2) concurrently, to the Class 1-A-11 and Class 1-A-12 Certificates, pro rata, the Priority Amount, until their respective Class Certificate Balances are reduced to zero;

(3) concurrently,

(A) 88.6778374025%, in the following order of priority:

i) concurrently

a) 60.1173632552%, in the following order of priority:

1. up to $1,000 on each Distribution Date, concurrently, to the Class 1-A-1, Class 1-A-14 and Class 1-A-15 Certificates, pro rata until their respective Class Certificate Balances are reduced to zero;

2. up to $1,450,000 on each Distribution Date, sequentially, to the Class 1-A-3 and Class 1-A-13 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

3. concurrently to the Class 1-A-1, Class 1-A-14 and Class 1-A-15 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

4. sequentially, to the Class 1-A-3 and Class 1-A-13 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

b) 39.8826367448%, in the following order of priority:

1. up to $1,000 on each Distribution Date, to the Class 1-A-4 Certificates, until its Class Certificate Balance is reduced to zero;

2. up to $1,480,000 on each Distribution Date, to the Class 1-A-6 Certificates, until its Class Certificate Balance is reduced to zero; and

3. sequentially, to the Class 1-A-4 and Class 1-A-6 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

ii) to the Class 1-A-10 Certificates, until its Class Certificate Balance is reduced to zero; and

(B) 11.3221625975%, in the following order of priority:

i) up to $1,000 on each Distribution Date, to the Class 1-A-7 Certificates, until its Class Certificate Balance is reduced to zero;

ii) up to $573,000 on each Distribution Date, to the Class 1-A-9 Certificates, until its Class Certificate Balance is reduced to zero; and

iii) sequentially, to the Class 1-A-7, Class 1-A-9 and Class 1-A-10 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(4) concurrently, to the Class 1-A-11 and Class 1-A-12 Certificates, pro rata, without regard to the Priority Amount, until their respective Class Certificate Balances are reduced to zero.

Distributions with respect to Loan Group 2

•	concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for loan group 1 will be distributed, concurrently, as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

The capitalized terms used herein shall have the following meanings:

“Priority Amount” for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage and (C) the Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage and (C) the Priority Percentage.

“Priority Percentage” for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 1-A-11 and Class 1-A-12 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in loan group 1 as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

“Scheduled Principal Distribution Amount” for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

“Unscheduled Principal Distribution Amount” for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such mortgage loan and (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and (iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

“Shift Percentage” for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

“Due Date” means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

“Prepayment Period” means for any Distribution Date and related Due Date (a) with respect to the mortgage loans directly serviced by Countrywide Servicing, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from January 1, 2006) through the fifteenth day of the following calendar month and (b) with respect to the remaining mortgage loans, the calendar month immediately preceding the month in which the Distribution Date occurs.

The “Senior Principal Distribution Amount” for any Distribution Date and loan group will equal the sum of

•	the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of “Non-PO Formula Principal Amount” for that loan group and Distribution Date,

•	for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

•	the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

•	the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

•	the sum of

•	the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

•	the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

•	with respect to loan group 1, the amount, if any, on deposit in the Pre-funding Account at the end of the Conveyance Period allocated to loan group 1 but not allocable to the Class PO-1 Certificates,

provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the mortgage loans in the mortgage pool, as opposed to the mortgage loans in the related loan group.

If on any Distribution Date the allocation to the class or classes of senior certificates (other than the related Class PO Certificates) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

“Stated Principal Balance” means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

•	any previous partial payments and liquidation proceeds received and to the payment of principal due on that Due Date and irrespective of any delinquency in payment by the related borrower; and

•	liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period.

The “pool principal balance” equals the aggregate of the Stated Principal Balances of the mortgage loans.

The “loan group principal balance” with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

The “Senior Percentage” of a senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group (other than the related Class PO Certificates and the notional amount certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date); provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the related Class PO Certificates and the notional amount certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to such Distribution Date. For any Distribution Date on and prior to a Senior Termination Date, the Subordinated Percentage for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such

Distribution Date. After a Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

The “Senior Prepayment Percentage” of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the related Class PO Certificates and the notional amount certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

The “Subordinated Prepayment Percentage” for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

•	for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

•	for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will once again equal 100%).

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

•	the outstanding principal balance of all mortgage loans in a loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%, and

•	cumulative Realized Losses on the mortgage loans in each loan group do not exceed

•	commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the mortgage loans in that loan group, in each case as of the initial cut-off date or (ii) if such date is after a Senior Termination Date, the aggregate of the principal balances of the subordinated certificates as of the closing date (in either case, the “original subordinate principal balance”),

•	commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•	commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•	commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•	commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

The “Senior Termination Date” for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Certificates) is reduced to zero.

Cross-Collateralization due to Disproportionate Realized Losses in one Loan Group

If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, other than the related Class PO Certificates, after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, an “Undercollateralized Group”), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that Undercollateralized Group, other than the related Class PO Certificates, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Certificates, of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an “Undercollateralization Distribution”). If the senior certificates, other than the related Class PO Certificates, of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Certificates, of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

The “Non-PO Pool Balance” for any loan group and Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount mortgage loan in that loan group.

All distributions described in this “Cross-Collateralization” section will be made in accordance with the priorities set forth under “Distributions on the Certificates — Principal — Senior Principal Distribution Amount” above and “— Subordinated Principal Distribution Amount” below.

Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all loan groups, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the “Restricted Classes”) and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

For any Distribution Date and any class of subordinated certificates, the “Applicable Credit Support Percentage” is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower payment priorities than such class.

For any Distribution Date and any class of Subordinated Certificates, the “Original Applicable Credit Support Percentage” is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

On the date of issuance of the certificates, the characteristics of the certificates listed below are expected to be as follows:

	Beneficial Interest in Issuing Entity	Initial Credit Enhancement Level	Original Applicable Credit Support Percentage
Senior Certificates	94.70%	5.30%	N/A
Class M	2.70%	2.60%	5.30%
Class B-1	0.90%	1.70%	2.60%
Class B-2	0.55%	1.15%	1.70%
Class B-3	0.50%	0.65%	1.15%
Class B-4	0.40%	0.25%	0.65%
Class B-5	0.25%	0.00%	0.25%

For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

The “Subordinated Principal Distribution Amount” for each loan group and any Distribution Date will equal

•	the sum of

•	the related Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of “Non-PO Formula Principal Amount” for that loan group and that Distribution Date,

•	for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

•	the related Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

•	the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

•	reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the related Distribution Date.

On any Distribution Date after a Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the mortgage loans in the mortgage pool as opposed to the mortgage loans in the related loan group.

Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement and any Available Funds for any loan group remaining after payment of interest on and principal of the senior certificates and Class PO Deferred Amounts on the related Class PO Certificates and interest on and principal of the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO-1 Certificates and the Class PO-2 Certificates will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for the Distribution Date and (y) the product of

•	Available Funds for the related loan group remaining after distribution of interest on the senior certificates in the same certificate group, and

•	a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

If the Class PO Principal Distribution Amount on a Distribution Date for the Class PO-1 or the Class PO-2 Certificates, as applicable, is calculated as provided in clause (y) above, principal distributions to the related senior certificates (other than the notional amount certificates and the related class of Class PO Certificates) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution of interest on the related senior certificates and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

The “PO Formula Principal Amount” for any Distribution Date and each of the Class PO-1 and the Class PO-2 Certificates will equal the sum of:

•	the sum of the applicable PO Percentage of

•	all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

•	the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

•	the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for the Distribution Date,

•	any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

•	for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan,

•	all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period;

•	with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date; and

•	with respect to loan group 1, the amount, if any, on deposit in the Pre-funding Account at the end of the Conveyance Period that is allocable to the Class PO-1 Certificates.

Allocation of Losses

On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in a loan group will be allocated to the related class of Class PO Certificates until the Class Certificate Balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related class of Class PO Certificates on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of both the loan groups for the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related class of Class PO Certificates before distributions of principal of the subordinated certificates. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the related class of Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

For purposes of allocating losses on the mortgage loans in any loan group to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in a loan group will be allocated:

•	first to the subordinated certificates, in the reverse order of their priority of distribution (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

•	second, to the senior certificates of the related senior certificate group (other than the related Class PO Certificates and the notional amount certificates) pro rata, based upon their respective Class Certificate Balances, except that the Non-PO Percentage of any Realized Losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-11 and Class 1-A-14 Certificates will instead be allocated to the Class 1-A-12 and Class 1-A-15 Certificates, respectively, and the Non-PO Percentage of any Realized Losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2 Certificates.

Because principal distributions are paid to some classes of certificates (other than the Class PO Certificates and the notional amount certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

A “Liquidated Mortgage Loan” is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.